Pear Therapeutics Reports Second Quarter 2022 Results

•20% quarter-over-quarter revenue growth to $3.3 million
•Recent real-world health economic data for all three of Pear’s commercial products show cost-savings1-3
•Recent commercial formulary additions for reSET® and reSET-O®

BOSTON – August 11, 2022 – Pear Therapeutics, Inc. (Nasdaq: PEAR), the leader in developing and commercializing software-based medicines called prescription digital therapeutics (PDTs), today reported results for its second quarter ended June 30, 2022.

“Pear continues to make significant progress in introducing PDTs as an innovative class of medicine,” said Corey McCann, M.D., Ph.D., President and Chief Executive Officer of Pear Therapeutics. “We believe our evidence generation strategy is demonstrating that our products increase access, improve outcomes, and deliver value for patients, providers, and payors. We are narrowing our focus on near-term commercial execution and making the necessary resource decisions to position Pear to deliver long-term shareholder value.”

Second Quarter 2022 Financial and Operational Performance Metrics Results
Second quarter revenue grew to $3.3 million, up from $2.7 million in Q1 2022, and compared with $1.2 million for the second quarter of 2021.

Net Revenue and Key Operating Metrics*	Q2 2022 Actual	Updated Full Year 2022 Guidance
Net Revenue	$3.3 million	$14-$16 million
Total Prescriptions	11,000+	35,000-45,000
Fulfillment Rate	56%	50-65%
Payment Rate	45%	50-65%
Average Selling Price (ASP)	$1,323	$1,150-$1,350
*Definitions for Net Revenue, Total Prescriptions, Fulfillment Rate, Payment Rate, and ASP can be found in the current Form 10-Q.

Second Quarter 2022 Business and Strategic Highlights

Patient Access
•We announced a program to offer patients seeking treatment for substance use disorder (SUD) or opioid use disorder (OUD) access to select telehealth providers through our “find a provider” tool, along with in-person care options. Pear’s first telehealth offering included in this program is with PursueCare, a leading telehealth addiction treatment provider with a digital health model for SUD and OUD treatment.

•We announced QuickMD, a telemedicine platform providing consultations and urgent care over phone and video, as the second telehealth provider available via our “find a provider” tool.

Market Access
•We expanded the number of states providing patients access to FDA-authorized PDTs for the treatment of SUD and OUD to eight with the additions of a Midwestern state and a Southeastern state.

•reSET® and reSET-O® were listed on a subset of published formularies with coverage under the pharmacy benefit for 14 Blues plans, including Illinois, Florida, Kansas, Minnesota, Montana, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Oklahoma, Rhode Island, Texas, and Wyoming, facilitated by our contract with Prime Therapeutics.

•We secured coverage of reSET-O by SelectHealth, a Utah based not-for-profit health plan and wholly owned subsidiary of Intermountain Healthcare, which serves more than one million members across Utah, Idaho, and Nevada.

Real World Evidence
•We presented 24-month health economic data for Somryst® at ISPOR 2022, demonstrating clinically meaningful improvements in insomnia symptoms as well as reductions in the use of certain health care services through 24-months comparing two-year pre- and post-index healthcare resource utilization.

•We presented study data for reSET-O at the American Psychiatric Association (APA) Annual Meeting that found similar engagement with reSET-O among OUD patients across a broad range of US geographic regions, including urban and rural, suggesting PDTs may enable broader access to treatment and help address health equity and health care disparities.4

•We published a real-world health economic study of reSET, with data showing a statistically significant reduction in overall hospital encounters by 50% and an estimated $3,591 reduction in per-patient costs in the six months after reSET initiation compared to a 6-month pre-reSET baseline.1

•We presented follow-up real-world data from DREAM, a remote, decentralized trial, at SLEEP 2022, showing treatment with Somryst achieved significant reductions in symptoms of insomnia, anxiety and depression severity both immediately following treatment and six months later.5

•We published a real-world health economic study of reSET-O, with data demonstrating a durable treatment effect, a net cost reduction of $3,832 per patient for the Medicaid population, and an increase in buprenorphine adherence in the twelve months after reSET-O initiation compared to controls.2

PearCreate™ and PearConnect™
•We received Safer Technologies Program (STeP) designation from the FDA for our product candidate Pear-010 for the treatment of acute and chronic pain.

Subsequent Events in Third Quarter 2022

Patient Access
•We teamed with Cove Behavioral Health, a comprehensive community-based SUD and OUD service provider in the Tampa Bay community, to provide eligible patients access to reSET-O. Funding is provided by a State Opioid Response (SOR) grant, administered by Central Florida Behavioral Health Network, and part of the U.S. Department of Health and Human Services’ Substance Abuse and Mental Health Services Administration (SAMHSA) SOR grant program.

Real World Evidence
•We published a real-world health economic study of Somryst, with data showing clinically meaningful reductions in health-related services and costs in the 24-months after Somryst initiation compared to 24-months prior, including an estimated $2,059 per patient costs savings.3

•We fully enrolled the DREAM decentralized digital trial with 1,500 patients five months ahead of schedule using the PearCreate platform, highlighting the potential demand by patients for treatments to address chronic insomnia.

Organizational
•We made the difficult decision to narrow our business focus and reduce our workforce on July 25th due to the macroeconomic environment. This includes external and internal cost reductions in almost all areas of the business, including commercial operations, pipeline candidates, discovery programs, business development, and our dual platform. 25 employees were impacted, which represents approximately 9% of our workforce.

•We will be added to the Russell US Index Series in conjunction with the September 2022 quarterly review, effective after the US market open on Monday, September 19.

Internet Posting of Information
Pear routinely posts information that may be important to investors in the “Investors” section of its website at www.peartherapeutics.com. The company encourages investors and potential investors to consult its website regularly for important information about the company, including its investor presentation.

Conference Call and Webcast Information
Pear management team will host a conference call and live webcast today, August 11, 2022, at 4:30 p.m. ET. To access the live conference call or webcast, participants should register online at https://investors.peartherapeutics.com/news-events/events-presentations. To avoid delays, we encourage participants to register fifteen minutes ahead of the scheduled start time.

A replay of the audio webcast will be available in the Investors section of the company's website at www.peartherapeutics.com approximately two hours after completion of the call and will be archived for up to 30 days.

For additional information about reported results, investors will be able to access Pear’s Form 10-Q on the company’s website at www.peartherapeutics.com or on the Securities and Exchange Commission website, www.sec.gov.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the Forward-Looking Statements section of this press release.

About Pear Therapeutics
Pear Therapeutics, Inc., which is traded on Nasdaq as PEAR, is the parent company of Pear Therapeutics (US), Inc. Pear is the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs). Pear aims to redefine care through the widespread use of clinically validated software-based therapeutics to provide better outcomes for patients, smarter engagement and tracking tools for clinicians, and cost-effective solutions for payers. Pear has the first end-to-end platform to discover, develop, and deliver PDTs to patients and a pipeline of products and product candidates across therapeutic areas, including the first three PDTs with disease treatment claims from the FDA. Pear’s product, reSET®, for the treatment of substance use disorder, was the first PDT to receive marketing authorization from the FDA to treat disease. Pear’s second product, reSET-O®, for the treatment of opioid use disorder, was the first PDT to receive Breakthrough Designation. Pear’s third product, Somryst® for the treatment of chronic insomnia, was the first PDT submitted through FDA’s traditional 510(k) pathway while simultaneously reviewed through FDA’s Software Precertification Pilot Program. For more information, visit Pear at www.peartherapeutics.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally relate to future events involving, or future performance of, Pear. For example, Pear’s operating and financial guidance for full year 2022, whether Pear makes significant progress in introducing PDTs as an innovative class of medicine, whether our products increase access, improve outcomes, and deliver value for patients, providers, and payors, whether Pear continues to generate patient access to PDTs as a mainstream medical treatment, and whether Pear is positioned to raise capital when the market improves while we drive focused commercial execution, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “aim”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “target”, or “continue”, or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Pear and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) Pear’s ability to meet its full year 2022 revenue forecast or other 2022 guidance, (ii) Pear’s ability to extend its runway; (iii) Pear’s ability to successfully commercialize its PDTs; (iv) changes in applicable laws or regulations; (v) the possibility that Pear may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) Pear’s estimates of expenses and profitability; (vii) the evolution of the markets in which Pear competes; (viii) the ability of Pear to implement its strategic initiatives and continue to develop its existing products; (ix) the ability of Pear to defend its intellectual property and satisfy regulatory requirements; (x) the ability of Pear to issue equity or equity-linked securities in the future or otherwise raise capital to fund its operations; (xi) the impact of the COVID-19 pandemic on Pear’s business; and (xii) other risks and uncertainties set forth in Pear’s filings with the SEC (including those described in the Risk Factors section). These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, which are based only on information currently available to us and speak only as of the date of this release. Pear assumes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. Pear gives no assurance that Pear will achieve its expectations.

Media and Investors Contact:
Meara Murphy
Senior Director of Corporate Communications
meara.murphy@peartherapeutics.com

References:
1.Shah, N., Velez, F.F., Colman, S. et al. Real-World Reductions in Healthcare Resource Utilization over 6 Months in Patients with Substance Use Disorders Treated with a Prescription Digital Therapeutic. Adv Ther (2022). https://doi.org/10.1007/s12325-022-02215-0
2.Velez, F.F., Anastassopoulos, K.P., Colman, S. et al. Reduced Healthcare Resource Utilization in Patients with Opioid Use Disorder in the 12 Months After Initiation of a Prescription Digital Therapeutic. Adv Ther (2022). https://doi.org/10.1007/s12325-022-02217-y
3.Forma F, Knight TG, Thorndike FP, Xiong X, Baik R, Velez FF, Maricich YA, Malone DC. Real-World Evaluation of Clinical Response and Long-Term Healthcare Resource Utilization Patterns Following Treatment with a Digital Therapeutic for Chronic Insomnia. Clinicoecon Outcomes Res. 2022;14:537-546 https://doi.org/10.2147/CEOR.S368780
4.Heather Shapiro, Robert Gerwien, Keely Boyer & Yuri Maricich (2022). Advancing Health Equity: Evidence That a Prescription Digital Therapeutic for Opioid Use Disorder Enables Healthcare Access Across Geographic Regions. Poster # P6-011. American Psychiatric Association (APA) Annual Meeting, 2022
5.Morin C, Thorndike FP, Ojile JM, Gerwien R, Wendorf A & Maricich Y (2022). Effects of a Digital CBT-I Therapeutic in Improving Sleep and Reducing Anxiety and Depression Symptoms in Adults With Chronic Insomnia: Interim Analysis of DREAM Study. Poster # 331. SLEEP 2022, the 36th Annual Meeting of the Associated Professional Sleep Societies (APSS), 2022

Pear Therapeutics, Inc. Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue
Product revenue	$2,997	$1,047	$5,746	$1,347
Collaboration and license revenue	300	154	300	230
Total revenue	3,297	1,201	6,046	1,577
Cost and operating expenses
Cost of product revenue	2,401	727	3,882	1,465
Research and development	12,716	7,877	25,980	15,367
Selling, general and administrative	21,000	14,546	43,745	27,845
Total cost and operating expenses	36,117	23,150	73,607	44,677
Loss from operations	(32,820)	(21,949)	(67,561)	(43,100)
Other income (expenses):
Interest and other (expense) income, net	(343)	(1,018)	(1,359)	(2,044)
Change in estimated fair value of earn-out liability	29,163	—	43,790	—
Change in estimated fair value of warrant liabilities	9,462	(5,234)	6,733	(5,397)
Loss on extinguishment of debt	—	—	—	—
Loss on issuance of convertible preferred stock	—	—	—	(2,053)
Total other (expense) income	38,282	(6,252)	49,164	(9,494)
Net income (loss)	$5,462	$(28,201)	$(18,397)	$(52,594)

Net loss per share:
Basic	$0.04	$(0.25)	$(0.13)	$(0.48)
Diluted	$0.04	$(0.25)	$(0.13)	$(0.48)
Weighted average common shares outstanding:
Basic	138,288	111,947	138,071	110,311
Diluted	147,422	111,947	138,071	110,311

Pear Therapeutics, Inc. Unaudited Condensed Consolidated Balance Sheets

(in thousands)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$60,185	$169,567
Short-term investments	46,922	5,004
Restricted cash - short-term	66	—
Accounts receivable	5,377	1,794
Prepaid expenses and other current assets	8,320	8,876
Total current assets	120,870	185,241
Property and equipment, net	6,642	6,255
Right-of-use assets	9,768	—
Restricted cash	411	411
Other long-term assets	4,828	5,253
Total assets	$142,519	$197,160
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,040	$1,806
Accrued expenses and other current liabilities	15,071	17,946
Lease liabilities - current	1,821	—
Deferred revenues	680	421
Debt	27,354	26,993
Total current liabilities	46,966	47,166
Lease liabilities - noncurrent	9,217	—
Embedded debt derivative	123	675
Warrant liabilities	1,795	8,528
Earn-out liability	4,573	48,363
Other long-term liabilities	805	1,994
Total liabilities	63,479	106,726
Commitments and contingencies
Stockholders’ equity:
Common stock	14	14
Additional paid-in capital	345,526	338,404
Accumulated deficit	(266,380)	(247,983)
Accumulated other comprehensive income	(120)	(1)
Total stockholders’ equity	79,040	90,434
Total liabilities and stockholders’ equity	$142,519	$197,160